Form 4 Joint Filer Information

Name: 	GRI Fund, LP

Address:	904 South Broadway
		Baltimore, Maryland 21231

Designated Filer: George Rich

Issuer & Ticker Symbol: Steakhouse Partners, Inc. (STKP.PK)

Date of Event
  Requiring Statement: 1/27/2005

Signature:	/s/ GRI Fund, LP

		By:	Stevenson Partners, LLC,
			General Partner

By:	/s/ George Rich (By Alexandria A. McGuire by
Power of Attorney)
			Name: George Rich
			Title: Managing Member